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                                                                    EXHIBIT 99.4


                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                      W.P. STEWART & CO. GROWTH FUND, INC.





           [selected provisions defining rights of holders of shares]
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     FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is One Hundred Million, all of which are of a par value of One-Thousandth of One Dollar ($0.001) each, and are designated as Common Stock.

     (2) The aggregate par value of all the authorized shares of Common Stock is Hundred Thousand Dollars ($100,000).

     (3) The stock of the corporation and the holders thereof shall be subject to the following provisions:

         (a) The corporation may issue shares of its stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionally to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and


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distributions, and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (b) The corporation, either directly or through an agent, may purchase its shares out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

     (c) In the absence of any specification as to the purpose for which shares of stock of the corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland, and the number of the authorized shares of stock of the corporation shall not be reduced by the number of any shares redeemed or purchased by it.

     (d) Each holder of stock of the corporation, upon request to the corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued for such shares), shall be entitled to require the corporation to redeem, to the extent that the corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the corporation, at a price per share equal to the net asset value per share, determined in accordance with Article SIXTH hereof, less any sales or redemption charge in such amounts, consistent with disclosures made by the corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors of the corporation. Payment of such price may be made in cash or, at the option of


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the corporation, wholly or partly in such portfolio securities of the corporation as the corporation shall select.

     (e)(i) If (A) after giving effect to a request for redemption by a stockholder, the aggregate net asset value of such shareholder's remaining shares will be less than Ten Thousand Dollars ($10,000), or such other amount as the Board of Directors may specify from time to time; (B) ownership of shares by a shareholder will cause the corporation to be in violation of, or require registration of any such shares, or subject the corporation to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to any investment adviser engaged by the corporation;(C)any of the representations and warranties made by a shareholder in connection with the acquisition of any of its shares was not true when made or has ceased to be true; or (D) it would not be in the best interest of the corporation, as determined by the Board of Directors in its absolute discretion, for a shareholder to continue ownership of shares, then the corporation shall be entitled to redeem the shares of such stockholder, upon notice given in accordance with subparagaph (iii) of this subparagraph (e), to the extent that the corporation may lawfully effect such redemption under the laws of the State of Maryland.

     (ii) The price for shares acquired by the corporation pursuant to subparagraph (i) of this subparagraph (e) shall be paid in cash in an amount as set forth in subparagraph (d) of this paragraph (3).


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     (iii) For any redemption under subparagraph (i) of this subparagraph (e), notice shall be in writing personally delivered or deposited in the mail at least ten (10) days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed the notice shall be addressed to the stockholder at his post office address as shown on the books of the corporation.

     (f) Payment by the corporation for shares of stock of the corporation surrendered to it for redemption or purchase shall be made by the corporation out of the funds legally available therefor within seven days of surrender of appropriate stock certificates in proper form for transfer, if any certificates have been issued to represent such shares, or within seven days of the time the redemption price of such shares is determined, provided that the corporation may suspend the right of the holders of stock of the corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares (i) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange, Inc., is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto; (ii) for any period during which any emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the corporation to determine fairly the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto by order may permit for the protection of security holders of the corporation.


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     (g) The right of any holder of stock of the corporation redeemed or purchased by the corporation as provided in subparagraphs (d) and (e) of this Article FIFTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption or purchase price of such shares is determined, and after such time the holder shall only have the right to receive (i) the redemption or purchase price of such shares from the corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

     (h) The Board of Directors of the corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the corporation, whether now or hereafter authorized, by setting, changing or eliminating the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of, or rights to require redemption of, the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

     Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem


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appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

        (i) All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as amended from time to time.

     SIXTH: For the purposes of the computation of net asset value referred to in these Articles of Incorporation, the followig rules shall apply:

     (1) The net asset value of each share of stock of the corporation issued or sold at its net asset value shall be the net asset value per share of the corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following acceptance by the corporation of the application or other agreement with respect to the issue or sale of such share.

     (2) The net asset value of each share of stock of the corporation redeemed by the corporation at the request of its holder shall be the net asset value per share of the corporation's stock when next determined as provided in paragraph
(4) of this Article SIXTH following the time the corporation receives a request for redemption of such share, in good order with all appropriate documentation, including stock certificates, if any, duly endorsed for transfer.

     (3) The net asset value of each share of stock of the corporation purchased or redeemed by it otherwise than upon request for redemption by its holder shall be the net asset


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value per share of the corporation's stock when next determined as provided in paragraph (4) of this Article SIXTH following the corporation's determination or agreement to purchase or redeem such share and the expiration of any notice period and fullfillment of any other conditions precedent to such purchase or redemption, or such other price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemption of his shares.

     (4) The net asset value of a share of stock of the corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the coproration (i.e., the value of the assets of the corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of stock outstanding at such time, all determined and computed as provided in the corporation's by-laws or otherwise established from time to time by the Board of Directors.

     (5) The corporation shall determine the net asset value per share of its stock on such days and at such times as may be prescribed by the rules and regulations of the Securities and Exchange Commission or any successor thereto. The corporation also may determine such net asset value at other times.

     (6) The corporation may suspend the determination of net asset value during any period when it may suspend the right of its stockholders to require the corporation to redeem their shares.


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     (7) Without limiting any other powers it may have, the Board of Directors is specifically empowered, in its absolute discretion, to establish or alter the methods for determining net asset value whenever deemed by it to be necessary in order to enable the corporation to comply with, or deemed by it to be desirable and consistent with, any provision of the 1940 Act or any successor Act or any rule or regulation thereunder, including, without limitation, any rule or regulation made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934 or any successor Act.



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                                                                           As of
                                                                 10 January 1994

--------------------------------------------------------------------------------

                                     BY-LAWS
                                       OF
                       W.P. STEWART & CO. GROWTH FUND, INC.

--------------------------------------------------------------------------------




           [selected provisions defining rights of holders of shares]

                                    ARTICLE 5

                             CERTIFICATES FOR SHARES


     5.01 CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates representing shares of the Corporation of the class of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificates are counter-signed by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares of a class shall be consecutively numbered or otherwise identified.

     5.02 REPLACEMENT OF CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates, heretofore issued by the Corporation, alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate or certificates, or its legal representative, either to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

     5.03 SHAREHOLDER OPEN ACCOUNTS. The Corporation may maintain or cause to be maintained for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Any certificates need not be issued for shares so recorded in a shareholder open account unless requested by such shareholder.

     5.04 TRANSFERS. Transfers of shares for which certificates have been issued will be made only upon surrender to the Corporation or its tranfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person or other entity entitled thereto, cancel the old certificate and record the transaction on its books. Tranfers of stock evidenced by open account authorized by Article 5.03 will be made upon delivery to the Corporation or its transfer agent of instructions for tranfer or evidence of assignmgnet or succession of the shares of a particluar class, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.


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     5.05 RECORD DATES. The Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent or for any other lawful purpose, as a record date for the determination of the sharholders entitled to notice of and, subject to Article 1.07, to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital, or to give sucn consent, and in such case such sharheolders and only such shareholders as shall be shareholders of record on the date as fixed shall be entitled to such notice of and, subject to Article 1.07, to vote at such meeting, and any adjournment therof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid, except as to the right to vote at a meeting as limited in Article 1.07

     5.06 REGISTERED OWNERSHIP. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     5.07 LEDGER OF SHARES. The Secretary shall maintain a ledger of the names and addresses of all holders of outstanding shares, and the number of shares of each class held by each shareholder, at any place within or without the State of Maryland as determined from time to time by the Board of Directors.


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                                    ARTICLE 8

                       PURCHASES AND REDEMPTION OF SHARES


     8.01 PURCHASE BY AGREEMENT. The Corporation may purchase its own shares by agreement with the owner at a price equal to the net asset value next computed following the time when the purchase or contract to purchase is made.

     8.02 REDEMPTION. The Corporation shall redeem such shares of a class as are offered by any shareholder for redemtption upon the presentation of a request therefor, in acceptable form by the record owner, to the office or agency designated by the Corporation. If the shareholder has received certificates for shares of a class, the request must be accompanied by such certificates of that class, duly enorsed for tranfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next determined following the time at which the request, in acceptable form, is so presented, less any sales or redemption charge in such amounts, consistent with disclosures made by the Corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors.

     8.03 SUSPENSION OF REDEMPTION. The obligations set out in Article 8.02 may be suspended for (a) any period during which the New York Stock Exchange, Inc., shall be closed (other than for customary weekend and holiday closings) or during which trading on said exchange is restricted; (b) any period during which an emergency exists, as determined by or under the authority of the Securities and Exchange Commission or any successor governmental authority, as a result of which the disposal by the Corporation of securities owned by it is not reasonably praticable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) such other periods as the Securites and Exchange Commission may by order permit for the protection of shareholders.

     8.04 SALES LOAD. The Corporation shall sell and distribute its shares at net asset value without any sales load except for any sales charge in such amounts, consistent with disclosures made by the Corporation as required by the 1940 Act, as may be fixed from time to time by resolution of the Board of Directors.

     8.05 RESTRICTIONS ON PURCHASE ORDERS. The Corporation reserves the right to reject purchases under circumstances where an eligilbe purchase or amount involved would be considered disadvantageous to the Corporation.


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     8.06 FRACTIONAL SHARES. Shares of the Corporation may be issued and redeemed in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued from time to time be determined and limited by or under authority of the Board of Directors.


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